Exhibit 99.1

Press Releases

Atlas Energy, L.P. to Form a New E&P Master Limited Partnership Named Atlas Resource Partners, L.P.

ATLS management to host a conference call on Monday, October 17, 2011 at 2PM ET to discuss the transaction and strategic plans

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The new E&P MLP, Atlas Resource Partners, L.P., will allow ATLS to opportunistically grow its upstream business and increase cash flow to its unitholders through its limited and general partner interests, including incentive distribution rights, in the new E&P MLP

•	The transaction allows the upstream business to take advantage of opportunities in the industry to acquire non-core assets from other operators, without diluting ATLS’ ownership in its other assets

•	The transaction will provide ATLS unitholders better transparency for its limited and general partner interests in Atlas Resource Partners and Atlas Pipeline Partners

•	ATLS intends to distribute a 19.6% limited partner interest in Atlas Resource Partners to ATLS unitholders

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ATLS will retain a 78.4% limited partner interest in Atlas Resource Partners and all of the equity of the general partner of Atlas Resource Partners, which will own a 2% general partner interest and all of the incentive distribution rights in the partnership

•	Incentive distribution rights and general partner interest will provide ATLS with up to 50% share of distributions from Atlas Resource Partners

PHILADELPHIA, Oct 17, 2011 (BUSINESS WIRE) — Atlas Energy, L.P. (NYSE: ATLS) announced today that the board of directors of its general partner has approved a plan to create a newly formed exploration and production (“E&P”) master limited partnership (“MLP”) named Atlas Resource Partners, L.P. (“Atlas Resource Partners”), which will hold substantially all of ATLS’ current natural gas and oil development and production assets and the partnership management business. ATLS intends to take Atlas Resource Partners public by distributing to ATLS unitholders common units representing an approximately 19.6% limited partner interest in Atlas Resource Partners. Atlas Resource Partners is filing a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) that contains detailed information about the planned distribution and Atlas Resource Partners as a separate entity. Atlas Resource Partners intends to apply to list its common units on the New York Stock Exchange.

ATLS management believes that this transaction will substantially enhance unitholder value by separating the company’s current E&P assets and partnership management business from ATLS’ general partner interests and incentive distribution rights in Atlas Pipeline Partners, L.P. (NYSE: APL). The distribution of limited partner interests in Atlas Resource Partners will also create a separate currency denominated in units of Atlas Resource Partners, which will enable Atlas Resource Partners to expand cash flows from its natural gas and oil production assets through strategic acquisitions and organic development, without diluting ATLS’ ownership in its other assets, including its interest in APL.

Immediately after the distribution of the limited partner interest in Atlas Resource Partners, ATLS will continue to hold common units representing an approximately 78.4% limited partner interest in Atlas Resource Partners, as well as its existing interest in the midstream operations of APL, ATLS’ midstream subsidiary, which holds strong growth potential in its Mid Continent natural gas gathering and processing assets. ATLS will also own the general partner of Atlas Resource Partners, which will hold a 2% general partner interest and all of the incentive distribution rights in Atlas

Resource Partners. The ownership of the incentive distribution rights becomes increasingly more valuable as the limited partner distributions of Atlas Resource Partners increase.

In addition, it is anticipated that the transaction will provide better transparency for ATLS’ businesses, because cash flows will be more easily identifiable and evaluated in ATLS and Atlas Resource Partners, respectively. On a pro forma basis, Atlas Resource Partners is expected to have sufficient liquidity and no outstanding net debt, establishing a strong foundation from which to grow its operations and cash flows.

Edward E. Cohen, Chief Executive Officer of ATLS, said, “We are greatly pleased to announce the formation of Atlas Resource Partners, and we expect this transaction will be tremendously accretive in value to all our stakeholders. By creating this new entity, we are positioning ourselves to capitalize more fully on the many opportunities currently available to us in the U.S. E&P industry. We expect that the transaction will enable us to achieve substantial growth in cash flows to our ATLS unitholders from increased distributions in the future both from Atlas Resource Partners and Atlas Pipeline Partners.”

Transaction Highlights

ATLS will distribute common units representing an approximately 19.6% limited partner interest in Atlas Resource Partners to ATLS unitholders as of a record date to be determined. The precise number of common units of Atlas Resource Partners to be distributed will be determined at a later date. ATLS expects the transaction to be completed by the first quarter of 2012.

Immediately following the transaction, ATLS will hold common units representing an approximately 78.4% limited partner interest in Atlas Resource Partners. ATLS will also own the general partner of Atlas Resource Partners, which will own a 2% general partner interest and all of the incentive distribution rights in Atlas Resource Partners. The incentive distribution rights and general partner interests will provide its holder with an increasing percentage of the distributions of Atlas Resource Partners if target distributions are achieved, up to a 50% share of distributions. ATLS will also continue to own the general partner interest and incentive distribution rights of Atlas Pipeline Partners, ATLS’ midstream subsidiary. In addition, ATLS will continue to own an 18% general partner interest in Lightfoot Capital Partners, LP, an entity established to incubate new MLPs and invest in existing MLPs. Currently, ATLS has no outstanding debt and an undrawn revolving credit facility.

Prior to the completion of the transaction, ATLS will transfer to Atlas Resource Partners the following:

•	its proved reserves located in Appalachia, the Niobrara formation in Colorado, the New Albany Shale in Indiana, the Antrim Shale in Michigan and the Chattanooga Shale in Tennessee;

•	its producing natural gas and oil properties in these respective areas; and

•	its partnership management business and related fee-based income streams.

Completion of the transaction is subject to final approval by the board of directors of the general partner of ATLS, as well as the effectiveness of a Form 10 registration statement that Atlas Resource Partners files with the SEC. An information statement will be distributed to ATLS unitholders following completion of the SEC’s review. Approval by the ATLS unitholders is not required for the transaction.

Interested parties are invited to access the live webcast of an investor call with management regarding the Atlas Resource Partners transaction on Monday, October 17, 2011 at 2:00 pm ET by going to the Investor Relations section of Atlas Energy’s website at http://www.atlasenergy.com. A replay of the webcast will be available on the Atlas Energy website and telephonically beginning at 5:00 p.m. ET on October 17, 2011 by dialing 888-286-8010, passcode: 28041050. An investor presentation highlighting the benefits of the ATN transaction can also be found in the Investor Relations section of Atlas Energy’s website at http://www.atlasenergy.com.

Citigroup is lead financial advisor on the transaction, and Wachtell, Lipton, Rosen & Katz is legal advisor on the transaction.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns an interest in over 8,500 producing natural gas and oil wells, representing over 185 Bcfe of net proved developed reserves in Appalachia and the Niobrara region in Colorado. Atlas Energy is also the largest sponsor of natural gas and oil investment partnerships in the U.S. Additionally, Atlas Energy owns and operates the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.75 million common limited partner units of APL. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. is currently a wholly owned subsidiary of Atlas Energy, L.P. and is expected to become a publicly traded master limited partnership through a distribution by Atlas Energy, L.P. to its unitholders of common units representing limited partnership interests in Atlas Resource Partners. Prior to the distribution, Atlas Energy will transfer substantially all of its current natural gas and oil development and production assets and its partnership management business to Atlas Resource Partners. Atlas Resource Partners intends to apply to have its common units listed on the New York Stock Exchange.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates five active gas processing plants as well as approximately 8,600 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in the West Texas LPG Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at http://www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, uncertainties regarding the creation of Atlas Resource Partners, L.P. and the distribution of limited partner interests in Atlas Resource Partners; the expected financial results of Atlas Resource Partners after the planned distribution, which is dependent on future events or developments; assumptions and uncertainties associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; and tax consequences of business transactions. In addition, ATLS and Atlas Resource Partners are subject to additional risks, assumptions and uncertainties detailed from time to time in the reports filed by ATLS and Atlas Resource Partners with the U.S. Securities and Exchange Commission, including the risks, assumptions and uncertainties described in Atlas Resource Partners’ registration statement on Form 10 and ATLS’ quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and neither ATLS nor Atlas Resource Partners assumes any obligation to update such statements, except as may be required by applicable law.

SOURCE: Atlas Energy, L.P.

Atlas Energy, L.P.

Brian Begley

Investor Relations

(877) 280-2857

(215) 405-2718 (fax)